Exhibit 3.2.2

BYLAWS

OF

GUARDIAN FINANCIAL CORPORATION

A Delaware Corporation

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Expenses	15
References	16
Continuation of Indemnification	16
Jurisdiction	16
Witness Expenses	16
Report to Stockholders	16
ARTICLE VII Provision of Insurance	16
ARTICLE VIII Miscellaneous	17
Seal	17
Fiscal Year	17
Amendments	17
Gender	17
Conflicts	18
Contracting	18
Definitions	18

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BYLAWS
OF
GUARDIAN FINANCIAL CORPORATION

ARTICLE I
Offices

The principal office of Guardian Financial Corporation (the “Corporation”) shall be designated from time to time by the Corporation and may be within or outside the State of Delaware.

The Corporation may have such other offices, either within or outside the State of Delaware, as its board of directors (hereinafter, the “Board” or “Board of Directors,” each being a “Director” and collectively, the “Directors”) may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Delaware General Corporation Law (8 Del. C. 1953, §101, et. seq.), or their respective successor provision(s)) to be maintained in Delaware may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

Stockholders

Section 1. Annual Meetings. The Corporation shall hold a meeting of its stockholders (each individually, a “Stockholder” and collectively, the “Stockholders”) annually during the month of January, at a time and place fixed by the Board or by the Chief Executive Officer of the Corporation if the Board fails to act. The purpose of the annual meeting shall be to elect Directors and to transact such other business as may come before the meeting. If the election of Directors is not held during the annual meeting, or any adjournment thereof, the Board shall call a special meeting of the Stockholders for the purpose of electing Directors, to be held as soon as practicable, but in no event later than thirty (30) days following the date of the annual meeting or any adjournment thereof.

If there be a failure to hold the annual meeting or to take action by written consent to elect Directors in lieu of an annual meeting for a period of thirty (30) days after the date designated for the annual meeting, or if no date has been designated, for a period of thirteen (13) months after the latest to occur of the organization of the Corporation, its last annual meeting or the last action by written consent to elect Directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any Stockholder or Director. The shares of the Corporation’s issued and outstanding capital stock (“Shares”) represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the Corporation’s Certificate of Incorporation or these Bylaws to the contrary. The Court of Chancery may issue such orders as may be appropriate, including, without limitation, orders designating the time and place of such meeting, the record date for determination of Stockholders entitled to vote, and the form of notice of such meeting.

Section 2. Special Meetings. A special meeting of Stockholders may be held on the call of the Board, on the call of the President of the Corporation, or by any other officer of the Corporation (each, an “Officer” and collectively, the “Officers”) designated by the Board, or if the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, and signed and dated by the holders of Shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Special Stockholders’ meetings may be held at any place within or outside the State of Delaware, and need not be held at the Corporation’s principal office.

Section 3. Notice of Meeting. Whenever Stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided in this chapter, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called unless the purpose or purposes include (i) the amendment or restatement of the Corporation’s Articles of Incorporation, (ii) a merger or share exchange to which the Corporation is a party, (iii) the sale, lease, exchange, or other disposition of all, or substantially all, of the Corporation’s property other than in the usual course of business, (iv) the dissolution of the Corporation, or (v) any other purpose for which notice is required under the Delaware General Corporation Law.

Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

If requested by the person or persons lawfully calling such meeting, notice shall be given at the Corporation’s expense. A Stockholder shall advise the Corporation in writing of any change of the Stockholder’s mailing address from that shown on the Corporation’s books and records.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

Section 4. Fixing of Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof; the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required under applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an Officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board, and prior action by the Board is required under applicable law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 5.  Voting Lists. The Officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of Shares registered in the name of each Stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Upon the willful neglect or refusal of the Corporation’s Directors to produce such a list at any meeting for the election of Directors held at a place, or to open such a list to examination on a reasonably accessible electronic network during any meeting for the election of Directors held solely by means of remote communication, they shall be ineligible for election to any office at such meeting.

The Corporation’s stock ledger shall be the only evidence as to who are the Stockholders entitled by this Section to examine the list required by this Section or to vote in person or by proxy at any meeting of Stockholders.

Section 6. Recognition Procedure for Beneficial Owners. The Board, by resolution, may establish a procedure by which the beneficial owner of Shares that are registered in the name of a nominee is recognized by the Corporation as the Stockholder. The extent of this recognition may be determined in the procedure thus established. The resolution may set forth: (i) the types of nominees to which it applies; (ii) the rights or privileges that the Corporation recognizes in a beneficial owner, which may include rights or privileges other than voting; (iii) the manner in which the procedure may be used by the nominee; (iv) the information that shall be provided by the nominee when the procedure is used; (v) the period for which the nominee’s use of the procedure is effective; and (vi) such other aspects of the rights and duties thereby created as the Board deems necessary or desirable.

Upon compliance with the procedure established, the beneficial owner shall be deemed to be the registered holder of the Shares subject to such beneficial ownership, in accordance with the terms of the resolution.

Section 7. Quorum and Manner of Acting. Subject to the terms of any written agreement executed by all then-existing Stockholders, a majority (51% or more) of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter. If less than a majority of such votes are represented at a meeting, the majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, then subject to the terms of any written agreement executed by all then-existing

Stockholders, any business may be transacted at the meeting as originally noticed. The Stockholders at a duly organized meeting may not continue to transact business in the event of the withdrawal of enough Stockholders to leave less than a quorum.

If a quorum exists, action on a matter other than the election of Directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation, or any written agreement amongst all then-existing Stockholders.

Section 8. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Without limiting the manner in which a Stockholder may authorize another person or persons to act for such Stockholder by proxy, the following shall constitute a valid means by which a Stockholder may grant such authority:

(a)             A Stockholder may execute a writing authorizing another person or persons to act for such Stockholder as proxy. Execution may be accomplished by the Stockholder or such Stockholder’s authorized Officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(b)             A Stockholder may authorize another person or persons to act for such Stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission referenced above may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

The death or incapacity of the Stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

Revocation does not affect the right of the Corporation to accept the proxy’s authority unless: (i) the Corporation had notice that the appointment was coupled with that interest and notice that the interest is extinguished is received by the Officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment; or (ii) other notice of the revocation of the appointment is received by the secretary or other Officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. “Other notice of revocation” as used in previous sentence shall include the appearance of the Stockholder at a meeting and the voting of that Stockholder on any matter subject to vote at such meeting.

The Corporation shall not be required to recognize a proxy appointment made irrevocable if it has received a writing revoking the appointment signed by the Stockholder either personally or by the Stockholder’s attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the Stockholder to another person not to revoke the appointment.

Subject to Section 10 and to any express limitation on the proxy’s authority appearing on the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the Stockholder making the appointment.

Section 9. Voting of Shares. Each outstanding Share, regardless of class, is entitled to one vote, and each fractional Share is entitled to a corresponding fractional vote, on each matter voted on at a Stockholders’ meeting, except to the extent that the voting rights of the Shares of any class or classes are limited or denied by the Corporation’s Articles of Incorporation as permitted by the Delaware General Corporation Law.

Redeemable Shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the Shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the Shares.

Section 10. Corporation’s Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a Stockholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and to give it effect as the act of the Stockholder. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a Stockholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and to give it effect as the act of the Stockholder if:

(i)              the Stockholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii)             the name signed purports to be that of an administrator, executor, guardian, or conservator representing the Stockholder and, if the Corporation requests,

evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(iii)            the name signed purports to be that of a receiver or trustee in bankruptcy of the Stockholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(iv)            the name signed purports to be that of a pledgee, beneficial owner, or attorney-infact of the Stockholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the Stockholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(v)             two (2) or more persons are the Stockholder as joint tenants, cotenants or fiduciaries, and the name signed purports to be the name of at least one (1) of the joint tenants, cotenants or fiduciaries, and the person signing appears to be acting on behalf of all the joint tenants, cotenants or fiduciaries; or

(vi)            the acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with the provisions of this Section 10.

The Corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the Secretary or other Officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the Stockholder.

The Corporation and its Officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of this Section are not liable in damages for the consequences of the acceptance or rejection.

Section 11. Informal Action by Stockholders.

Unless otherwise provided in the Corporation’s Certificate of Incorporation, any action required to be taken at any annual or special meeting of the Stockholders, or any action which may be taken at any annual or special meeting of the Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an Officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Except as otherwise required above and/or applicable law, such written consents may be received by the Corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the Corporation with a complete copy thereof, including a copy of the signatures thereto. Action taken pursuant to this Section shall be effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings necessary to effect the action specify another date as the effective date of the action, in which case such other date shall be the effective date of the action.

Any Stockholder who has signed a writing describing and consenting to action taken pursuant to this Section may revoke such consent by a writing signed by the Stockholder describing the action and stating that the Stockholder’s prior consent thereto is revoked, if such writing is received by the Corporation before its receipt of unrevoked written consents sufficient in number to authorize the action proposed.

The record date for determining Stockholders entitled to take action without a meeting or entitled to be given notice is the date a writing signed by a Stockholder and consenting to the subject action is first received by the Corporation in accordance with the terms of Article II, Section 4 above.

Section 12. Meetings by Telecommunication. Any or all of the Stockholders may participate in an annual or special Stockholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A Stockholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III

Board of Directors

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors, except as otherwise provided in the Delaware General Corporation Law or the Corporation’s Articles of Incorporation.

Section 2. Number, Qualifications, and Tenure. The Board of Directors shall consist of no less than three (3) Directors. Subject to the preceding sentence, the Stockholders, by resolution, shall fix the number of Directors from time to time. A Director shall be a natural person who is eighteen (18) years of age or older, and need not be a resident of Delaware or a Stockholder of the Corporation. Directors shall be elected at each annual meeting of Stockholders. Each Director shall hold office until the next annual meeting of Stockholders following the Director’s election and thereafter until a successor shall have been elected and qualified. Directors shall be removed in the manner provided by the Delaware General Corporation Law. Anything contained in these Bylaws to the contrary notwithstanding, all elections of Directors and all actions taken by Directors will be subject to the terms of any written agreement amongst then-existing Stockholders of the Corporation executed in accordance with the provisions of the Delaware General Corporation Law (a “Stockholders’ Agreement) to the extent such Stockholders’ Agreement purports to deal with the same.

Section 3. Vacancies. A Director may resign at any time by giving written notice of resignation to the Corporation. A resignation of a Director is effective when the notice is received by the Corporation unless the notice specifies a later effective date.

Unless otherwise provided in the Corporation’s Articles of Incorporation, and subject at all times to any valid Stockholders’ Agreements, if a vacancy occurs in the Board, including a vacancy resulting from an increase in the number of Directors, the Stockholders, by majority vote, may fill the vacancy.

The term of a Director elected to fill a vacancy expires at the next annual Stockholders’ meeting at which Directors are elected.

A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

Section 4. Regular Meetings. The Board shall hold an annual meeting, without notice, immediately after and at the same place as the annual meeting of Stockholders. The Board may hold other regular meetings at any place within or outside Delaware. Regular meetings of the Board may be held without notice of the date, time, place, or purpose of the meeting.

Section 5. Special Meetings. Special meetings of the Board may be called by any Director or by the Chief Executive Officer of the Corporation, and may be held at any place within or outside Delaware. Special meetings of the Board shall be preceded by at least two (2) day’s notice of the date, time, and place of the meeting. The notice should, but need not, describe the purpose of the special meeting.

Section 6. Notice. Notice of special meetings may be given in person, by telephone, telegraph, teletype, electronically transmitted facsimile, or other form of wire or wireless communication, or by mail or private carrier, and delivered or addressed to each Director’s business address. Written notice, if in a comprehensible form, shall be deemed to be given and effective two (2) days after mailing, postage prepaid, if mailed to the Director’s business address. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice shall be deemed given and effective on the date it is received by the Director.

A Director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. Except as provided immediately below, the waiver shall be in writing and signed by the Director entitled to the notice. Such waiver shall be delivered to the Corporation for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

A Director’s attendance at or participation in a meeting waives any required notice of the meeting unless at the beginning of the meeting or promptly upon arrival, the Director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

Section 7. Quorum. A quorum of the Board shall consist of a majority (51% or more) of the number of Directors fixed pursuant to Section 2 of this Article III, or, if no number is fixed, a majority of the number in office immediately before the meeting begins. If less than a majority of the Directors is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty (60) days at any one adjournment.

Section 8. Manner of Acting. If a quorum is present when a vote is taken, the affirmative vote of a majority (51% or more) of Directors present is the act of the Board; subject however, to the provisions of any applicable Stockholders’ Agreement then in effect.

Section 9. Compensation. The Directors may, by majority consent, fix the compensation of Directors.

Section 10. Presumption of Assent. A Director who is present at a meeting of the Board when corporate action is taken is deemed to have assented to all action taken at the meeting unless: (i) the Director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (ii) the Director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or (iii) the Director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding Officer of the meeting before adjournment of the meeting or by the Corporation promptly after adjournment of the meeting. A Director may dissent to a specific action at a meeting, while assenting to others. The right of dissent or abstention pursuant to this Section as to a specific action is not available to a Director who votes in favor of the action taken.

Section 11. Committees.

The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the Stockholders, any action or matter (other than the election or removal of Directors) expressly required by applicable law to be submitted to the Corporation’s Stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

Unless otherwise provided in the Corporation’s Certificate of Incorporation or any resolution of the Board of Directors designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Sections 4, 5, 6, 7, 8, and 12 shall apply to committees and their members.

The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a Director with the standards of care set forth in Article III, Section 14 of these Bylaws.

Section 12. Informal Action by Directors. Any action required or permitted to be taken at a Board meeting may be taken without a meeting if all members of the Board consent to such action in writing. Action is taken under this Section at the time the last Director signs a writing describing the action taken, unless, before such time, any Director has revoked his or her consent by a writing signed by the Director and received by the secretary or any other person authorized by these Bylaws or the Board of Directors to receive such a revocation. Action under this Section is effective at the time it is taken, unless the Directors establish a different effective date. Action taken pursuant to this Section has the same effect as action taken at a meeting of Directors and may be described as such in any document.

Section 13. Telephonic Meetings. The Board may permit any Director to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 14. Standard of Care. Each Director shall discharge his or her duties as a Director, including his or her duties as a member of a committee, and each Officer with discretionary authority shall discharge his or her duties under that authority: (i) in good faith; (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (iii) in a manner he or she reasonably believes to be in the best interests of the Corporation.

In discharging his or her duties, a member of the Corporation’s Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member’s duties, be entitled to rely, and fully protected in relying in good faith upon, the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s Officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation

A Director or Officer is not acting in good faith if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section unwarranted.

A Director or Officer is not liable as such to the Corporation or its Stockholders for any action he or she takes or omits to take as a Director or Officer, as the case may be, if, in connection with such action or omission, he or she performed the duties of the position in compliance with this Section.

ARTICLE IV
Officers and Agents

Section 1. General. The Officers of the Corporation shall be those designated by the Board from time to time. An Officer shall be a natural person who is eighteen years of age or older. The Board shall delegate to one or more of the Officers responsibility for the preparation and maintenance of minutes of the Directors’ and Stockholders’ meetings and other records and information required to be kept by the Corporation under the Delaware General Corporation Law and for authenticating records of the Corporation. The same individual may simultaneously hold more than one (1) office in the Corporation. Each Officer shall have the authority and shall perform the duties set forth with respect to his or her office prescribed with respect to such office by the Board or by an Officer authorized by the Board of Directors.

Section 2. Appointment and Term of Office. Officers shall be appointed by the Board at each annual meeting of the Board. Each Officer appointed shall hold office until the first of the following occurs: (i) a successor is duly appointed and qualified; (ii) the Officer’s death; (iii) the Officer’s resignation; or (iv) the Officer’s removal as provided herein.

Section 3. Resignation and Removal. An Officer may resign at any time by giving written notice of resignation to the Corporation. A resignation of an Officer is effective when the notice is received by the Corporation unless the notice specifies a later effective date. The Board may remove any Officer at any time with or without cause. The appointment of an Officer or agent shall not in itself create contract rights.

Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board, or by the Officer(s) authorized by the Board for the unexpired term of the Officer’s term. If an Officer resigns and the resignation is made effective at a later date, the Board may permit the Officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date, or the Board may remove the Officer at any time before the effective date and may fill the resulting vacancy.

ARTICLE V
Stock

Section 1. Certificates. Shares must, if validly issued, be represented by certificates issued by the Corporation unless at any time otherwise required under the Delaware General Corporation Law.

Each Share certificate shall state on its face: (i) the name of the Corporation and that the Corporation is incorporated under the laws of Delaware; (ii) the name of the person to whom the certificate is issued; and (iii) the number and class of Shares and the designation of the series, if any, the certificate represents. Each Share certificate: (i) shall be signed, either manually or by facsimile, by one or more Officers designated in these Bylaws or by the Board of Directors; (ii) may bear the corporate seal or its facsimile; and (iii) may contain such other information as the Corporation deems necessary or appropriate. If the person who signed, either manually or in facsimile, a Share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

If the Corporation is authorized to issue different classes of Shares or different series within a class, each Share certificate shall contain a summary, on the front or the back, of the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the Board to determine variations for future classes or series. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish to the Stockholder this information on request in writing and without charge.

Section 2. Consideration for Shares. Shares shall not be issued until fully paid. Subject to the limitations set forth in these Bylaws and the Delaware General Corporation Law, the Board may authorize the issuance of Shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, and other securities of the Corporation.

Before the Corporation issues Shares, the Board shall determine that the consideration received or to be received for the Shares to be issued is adequate. In the absence of fraud in the transaction, that determination by the Board is conclusive insofar as the adequacy of such consideration relates to whether the Shares are validly issued, fully paid, and nonassessable. When the Corporation receives the consideration for which the Board has authorized the issuance of Shares, the Shares issued therefor are fully paid and nonassessable.

The promissory note of a subscriber or an affiliate of the subscriber for Shares shall not constitute consideration for the Shares unless the note is negotiable and is secured by collateral, other than the Shares, having a fair market value at least equal to the principal amount of the note. For the purposes of this Section, “promissory note” means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a nonrecourse note.

Section 3. Lost Certificates. In the case of loss, destruction, or mutilation of a certificate of stock, the Board may direct the issuance of a new certificate upon such terms and conditions in conformity with the law as the Board may prescribe. The Board may in its discretion require an affidavit of lost certificate, an agreement for indemnification, or a bond in such form and amount and with such surety as it may determine, or any combination thereof, before issuing a new certificate.

Section 4. Transfer of Shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the Corporation shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the Corporation.

Except as otherwise provided in these Bylaws or in the Delaware General Corporation Law, the Corporation shall be entitled to treat the registered holder of any Shares of the Corporation as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such Shares or rights deriving from such Shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such Shares or rights deriving from such Shares, unless and until such other person becomes the registered holder of such Shares, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person.

Section 5. Transfer Agent. The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture, or other security of the Corporation. Such agents may be located either within or outside Delaware and shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI
Indemnification of Certain Persons

Section 1. Power to Indemnify. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section 1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 2. Determination to Indemnify. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, Officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination shall be made, with respect to a person who is a Director or Officer at the time of such determination, (a) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum; (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (d) by the Stockholders.

Section 3. Expenses. Expenses (including attorneys’ fees) incurred by any Officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by former Directors and Officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Except as otherwise required under applicable law, rule, regulation or court order, the Corporation shall not advance expenses to any person under this Article unless the Corporation has made the determinations required in Section 1 of this Article and has received: (i) a written affirmation of the person’s good faith belief that he or she has met the standard of conduct described in Section 1 of this Article; and (ii) an undertaking executed personally or on the Director’s behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct required by Section 1 of this Article. In case of an advance, the determinations to be made under this Article may be made if the facts then known to those making the determination would not preclude indemnification under this Article.

The undertaking required by this Section shall be an unlimited general obligation of the Director but need not be secured and may be accepted without reference to financial ability to make repayment.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 4. References. For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 5. Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6. Jurisdiction. The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Article or under any bylaw, agreement, vote of Stockholders or disinterested Directors, or otherwise. The Court of Chancery may summarily determine the Corporation’s obligation to advance expenses (including attorneys’ fees).

Section 7. Witness Expenses. This Article does not limit the Corporation’s authority to pay the expenses of a person in connection with an appearance as a witness in a proceeding to which the Person is not a party.

Section 8. Report to Stockholders. Any indemnification of or advance of expenses to a Director in accordance with this Article shall be reported in writing to the Stockholders with or before the notice of the next Stockholder’s meeting. If the next Stockholder action is taken without a meeting at the instigation of the Board, then such writing shall be given to the Stockholders at or before the time the first Stockholder signs a writing consenting to such action.

ARTICLE VII
Provision of Insurance

The Corporation may purchase and maintain insurance on behalf of a person who is or was a Director, Officer, employee, fiduciary, or agent of the Corporation, or who, while a Director,

Officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the Board, whether such insurance company is formed under the laws of Delaware or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

ARTICLE VIII
Miscellaneous

Section 1. Seal. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words, “Seal, Delaware.”

Section 2.  Fiscal Year. The fiscal year of the Corporation shall be as established by the Board.

Section 3. Amendments. The Corporation’s Board of Directors shall have the power to adopt, amend, and repeal these Bylaws; provided, however, that the common Stockholders may, subject to any valid Stockholders’ Agreement, change or repeal any Bylaw adopted by the Board of Directors of the Corporation by the affirmative vote of a majority of the voting power of all of the then outstanding Shares.

The Stockholders may amend these Bylaws or enter into one or more Stockholders’ Agreements to fix a greater quorum or voting requirement for Stockholders, or voting groups of Stockholders, than is required by the Delaware General Corporation Law. An amendment to these Bylaws to add, change, or delete a greater quorum or voting requirement for Stockholders shall meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

The foregoing notwithstanding, and subject to the terms of Section 5 below, in the event that any one or more of the term(s) of these Bylaws shall be found to conflict with any one or more of the provisions of the Corporation’s Articles of Incorporation, the Delaware General Corporation Law or any other laws, rules, regulations or orders applicable to corporations incorporated in the State of Delaware, then such term(s) shall be deemed automatically modified to the minimum extent necessary to render the same valid and enforceable in accordance therewith, or if no such modification shall be possible, deleted, and the remaining terms of these Bylaws shall remain in full force and effect as drafted.

Section 4. Gender. Specific gender has been used in these Bylaws as a matter of convenience only and any reference to a specific gender, as appropriate, shall be deemed to include all other genders.

Section 5. Conflicts. In the case of any conflict between these Bylaws, the Articles of Incorporation, or the Delaware General Corporation Law, the applicable provision of the Delaware General Corporation Law shall be applied first, and the applicable provision of the Articles of Incorporation shall be applied second, so long as there is no conflict between that provision of the Articles of Incorporation and the Delaware General Corporation Law.

Section 6. Contracting. To the extent permitted by applicable law, no Director or Officer of the Corporation will, in the absence of fraud, be disqualified by his or her office from dealing or contracting with the Corporation either as vendor, purchaser or otherwise, nor will any firm, association, corporation or other entity in which any such Director or Officer may be pecuniarily interested in any manner be so disqualified. No contract or transaction between the Corporation and one (1) or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its Directors or Officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because any such Director’s or Officer’s votes are counted for such purpose, if:

(1)                                  The material facts as to the Director’s or Officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(2)                                  The material facts as to the Director’s or Officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or

(3)                                  The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the Stockholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7. Definitions. Except as specifically provided in these Bylaws, all terms used herein shall have the same definitions as in the Delaware General Corporation Law.

The undersigned, being the duly elected Director of the Corporation, hereby certifies that the foregoing Bylaws were duly adopted by the Board of Directors as of the 28th day of February , 2005 .

/s/Timothy Dahltorp
Name (Printed):	Timothy Dahltorp
Title:	Director